Exhibit 10.3

FACILITY USE AGREEMENT

No. 6723-00-51

THIS AGREEMENT, made this day           of                         , 2004, by and between the Town of Randolph, Columbia County, Wisconsin (“Municipality”), a municipal corporation, and United Wisconsin Grain Producers, LLC (“Industry”).

ARTICLE 1.0 – DEFINITIONS

a.                                       “Operator” means the Union Pacific Railroad Company.

b.                                      “Municipality” means the Town of Randolph, Columbia County, Wisconsin.

c.                                       “WisDOT” means the Wisconsin Department of Transportation.

d.                                      “Industry” means United Wisconsin Grain Producers, LLC.

e.                                       “Industry Land” means the corridor of real estate owned by Industry upon which the project facility is located at the Industry plant site in Town of Randolph, Wisconsin and more fully described in Attachment II.

f.                                               “Improved Property” means the rails, ties, ballast, track material, switches, and culverts acquired, used or installed with the proceeds received by the Municipality from the TEA-Rail Agreement.

g.                                      “Person” means an individual, a partnership, an association, and bodies politic or corporate.

h.                                      “Project Facility” means the industrial railroad spur constructed under the TEA-Rail Agreement using improved property and providing Industry’s plant with access to the Operator’s track.

i.                                          “BORAH” means the Bureau of Railroads and Harbors of WisDOT.

j.                                          “Industry Track Agreement” means the agreement by and between the Operator and Municipality or Industry, or both, governing the provision of rail service over and the maintenance of the project facility.

k.                                       “TEA-Rail” means the agreement by and between the Municipality and WisDOT, Identification No. 6723-00-51, setting forth the terms of the

Municipality’s receipt of a Transportation Economic Assistance-Rail grant to construct the project facility.

l.                                          “Direct Job(s)” means the number of eligible jobs directly associated with the economic development project and listed on the application, as reviewed and approved by WisDOT under TRANS 510.

ARTICLE 2.0 - PROJECT DESCRIPTION

The Project Facility constructed by the Municipality on Municipality and/or Industry Land consists of a multiple track, mini rail yard railroad spur of initial construction of 8,033 feet and projected additions which would total 10,421 feet from the point of the switch on the Operator’s track to the end of the track at Industry’s plant site as shown on Attachment III.

ARTICLE 3.0 - USE, TERM AND JOB GUARANTEE

(a)                                  The Municipality grants to Industry the right to use the Project Facility for the purpose of shipping and receiving materials from and at industry’s plant, provided Industry complies with the terms and conditions set forth in this Agreement.  Industry’s right to use the Project Facility shall continue until terminated pursuant to this Agreement.

(b)                                 Industry shall comply with the criteria established in the Direct Jobs Guarantee attached hereto as Attachment I.

ARTICLE 4.0 - PROJECT FACILITY LIQUIDATION

In the event the Project Facility is liquidated at any time, the net proceeds received from disposition of the Improved Property included in the Project Facility shall be distributed as follows: 50% thereof shall be paid to Municipality for reimbursement to WisDOT, and 50% thereof shall be paid to Municipality.

ARTICLE 5.0 - PROJECT FACILITY OPERATION

Section 5.1.                                Written Agreements

Industry has entered or shall enter into the following written agreements with appropriate parties to assure its ability to comply with the requirements of this Agreement.  These agreements shall be submitted in approvable form to the Municipality by Industry, so the Municipality may submit them to BORAH for acceptance.  If Industry fails to comply with this provision or BORAH does not accept said written agreements, this Agreement is automatically terminated.

(a)                                  Industry shall furnish a track easement to the Municipality on Industry Land (as described in Attachment II) granting the Municipality a perpetual right for construction, operation and ownership of the Project Facility on said land.

(b)                                 Industry shall provide an Industry Track Agreement by and between Municipality or Industry, or both, and Operator. Said Industry Track Agreement shall be attached hereto as Attachment III and made a part of this Agreement as of the date Attachment III is accepted in writing by BORAH.

Section 5.2.                                Maintenance of Project Facility

Industry shall, at its expense, perform or arrange for performance of all maintenance and repairs of the Project Facility, the road bed of the Project Facility, drainage ways and any structures necessary for the safe operation of railroad service as determined by Operator or the Federal Railroad Administration, or both.

Section 5.3.                                Project Facility Use

(a)                                  A defacto condition of default for failure to use may be declared by Municipality or WisDOT upon occurrence of any one or more of the following events:

(i)                                     Industry renders its loading docks or track side facilities unfit for use for rail service or ceases its operation of its plant.

(ii)                                  Industry files for protection under bankruptcy laws.

(iii)                               Operator abandons the line haul track and/or industrial lead track to which the Project Facility is connected.

(iv)                              Operator ceases operation of line haul track and/or industrial lead track serving the Project Facility.

(v)                                 The Project Facility is rendered unfit for railroad freight service by Municipality, Industry, or Operator.

(b)                                 Industry shall provide to BORAH not later than January 20th of each year a report of the number of loaded rail cars shipped or received on the Project Facility by Industry.  Industry shall arrange for access by BORAH or its authorized agent to examine waybill, demurrage, or other appropriate records for purposes of validating reported car counts.

Section 5.4.                                Defective Work

If it is reasonably determined by Industry, Municipality or WisDOT that any material or workmanship is deficient Industry, without reimbursement, shall promptly require the replacement of materials or correction of workmanship necessary to cure the deficiency.

ARTICLE 6.0 - PROJECT PROPERTY SECURITY, LIENS AND SALE

Section 6.1.                                Security for Borrowing

(a)                                  Industry shall not itself nor shall it allow Operator to use the value of the Improved Property acquired or used for this project as security or collateral for any loan or other borrowing.

(b)                                 Industry shall not use Industry Land as security or collateral for any loan or other borrowing which is not recorded in the office of the Register of Deeds of Columbia County on the date of execution of this Agreement.

Section 6.2                                   Liens Against Improved Property

(a)                                  Industry acknowledges that the TEA-Rail Agreement creates a first priority lien in favor of WisDOT on the material purchased in whole or in part with the proceeds of the TEA-Rail Agreement beginning with acceptance of delivery and continuing for the duration of their placement on Industry Land, and that the Municipality shall cause a legally sufficient notice of this lien to be recorded in the office of the Register of Deeds of Columbia County, the Wisconsin Department of Financial Institutions, and shall notify BORAH when recording is accomplished.  Said notice shall be removed from the record only upon written waiver of lien by WisDOT.

(b)                                 Industry shall not directly or indirectly create, incur, assume, or suffer to exist any mortgage, pledge, lien, charge, encumbrance, or other security interest or claim on or with respect to the Improved Property or any interest therein not in existence on the date of execution of this Agreement. Industry shall immediately take such action as may be necessary to duly discharge any such mortgage, pledge, lien, charge, encumbrance, security interest, or claim against Improved Property if the same shall arise at any time.

Section 6.3.                                Sale of Improved Property or Industry Land

In the event Industry sells the Improved Property or Industry Land, or both, without the written approval of BORAH, which approval shall not be unreasonably withheld, Industry shall immediately pay to the Municipality an amount equal to the amount the Municipality is required to repay to WisDOT from the TEA-Rail grant as a result of said sale.

ARTICLE 7.0 - DEFAULT AND TERMINATION

Section 7.1.                                Declaration of Default

A condition of default exists under this Agreement when either party to this Agreement fails to abide by or perform according to any one or more of its terms and conditions.  A declaration of default of this Agreement shall be made in writing and delivered to the alleged defaulting party by certified mail sent to the address shown in Section 10.2.  The letter shall identify the action or inaction constituting the default and reference the portion of the Agreement under which the default occurs.  The date of default shall be the date of delivery of notice or the date insurance coverage fails to meet requirements or the date of filing for bankruptcy by Industry, whichever first occurs.

Section 7.2.                                Termination of Default

In the event of any failure on the part of either party to perform its obligations under the terms of this Agreement, including, but not limited to, transmittal of required payments under this Agreement, the other party shall have the right to give immediate notice of default and, at its option, after first giving ten (10) days written notice thereof by certified mail to the party in default and notwithstanding any waiver by the party giving notice of any prior breach thereof, to terminate this Agreement, and the exercise of such right shall not impair any other rights of the parry giving notice under this Agreement or any rights of action against the defaulting party for the recovery of damages.

Section 7.3.                                Removal of a Condition of Default

The Municipality or Industry shall have ten (10) calendar days from written notification of the default to remove or remedy the cause of the default.  This remedy period may be waived by the party declared in default. Correction by the defaulting party shall be completed and ready for verification by the other party within the ten (10) day period.  Upon written petition by the defaulting party, the other party may extend the period for removal of a default condition.  The defaulting party shall be notified of satisfactory correction in writing.

Section 7.4.                                Expenses of Termination

The parties shall themselves, and Industry shall require Operator, to mitigate the expenses of termination to the greatest extent possible, and the Municipality shall pay those that do occur if default is caused by Municipality, and Industry shall pay those that do occur if default is caused by Industry.

Section 7.5.                                Vacating the Property

Upon determination by the Municipality that remedial action has not removed the default condition caused by Industry, the Municipality shall provide written notice to Industry and Operator for Industry and Operator to vacate the Project Facility within fourteen (14) days of delivery of such notice.

Section 7.6.                                Force Majeure

The parties hereto will be excused from performance of any of their respective obligations hereunder, for the duration of any interruption occasioned by any event beyond their respective control (not due to their own fault or actions), which shall include, without limitations: Acts of God; strikes or other labor troubles or other causes except the unavailability of insurance coverage in full accordance with Section 9.2 of this Agreement or any amendment thereto, beyond the reasonable control of the parties; interruption of service caused by accidents, explosions, fires, vandalism, or malicious mischief.  To the extent permitted by WisDOT, the parties will be excused from the performance of their obligations hereunder of the parties’ failure to use the Project Facility is due to the economic or business conditions of Industry or the failure of Operator to provide freight cars or switching service.

Section 7.7.                                Cost of Collection

In the event of default of any provision of this Agreement, in addition to any other remedies to which the non-defaulting party may be entitled, the defaulting party shall pay all of the non-defaulting party’s costs and expenses of enforcing this Agreement, including all reasonable attorneys’ fees and expenses, whether incurred prior to or after commencement of any lawsuit.

ARTICLE 8.0 REPRESENTATIONS AND WARRANTS

The parties hereto represent and warrant that they have the power and authority to enter into this Agreement and to carry out their obligations under this Agreement.

ARTICLE 9.0 - LIABILITY AND INSURANCE

Section 9.1.                                Hold Harmless

Industry shall save and hold the Municipality and WisDOT, their officers, employees and agents harmless from and against all liability, damage, loss, claims, demands and actions of any nature whatsoever which arises out of or are connected with, or are claimed to arise out of or be connected with, any act, omission or operation of Industry or Operator, or Industry’s or Operator’s agents, servants, subcontractors or employees, or which arises out of or is connected with, or is claimed to arise out of or be connected with any accident or occurrence which happens or is alleged to have happened, in or about a place where such operation, act or omission is being performed or in the vicinity thereof (1) while Operator or Industry is performing its work, or (2) during the period this Agreement between Industry and Municipality is in effect, or (3) while any of the Operator’s or Industry’s property, equipment, or personnel, is in or about such place or the vicinity thereof by reason of or as a result of the performance of Operator’s or Industry’s operations including, without limiting the applicability of the foregoing: all liabilities, damages, losses, claims, demands and actions on account of personal injury, death or property loss to the Municipality or WisDOT, their, officers, employees, agents, subcontractors, or frequenters, or to any other person or legal entity whether based upon, or claimed to be based upon contract, tort, or having its basis in workers’ compensation under federal or state statutes or having any other code, or statutory basis, or based upon administrative laws or other provisions, or other liability of the Municipality or WisDOT, Industry or any other persons or entities, and whether or not caused or claimed to have been caused by the negligence, or other breach of duty by the Municipality or WisDOT, their officers, employees, agents, subcontractors, or frequenters, or Industry, its officers, employees, agents, subcontractors or frequenters, or any other person or legal entity.  Without limiting the applicability of the foregoing, the liability, damage, loss, claims, demands and actions indemnified against shall include all liability, damage, loss, claims, demands and actions for trademark, copyright or patent infringement, for unfair competition or infringement of any so-called “intangible” property right, for defamation, false arrest, malicious prosecution or any other infringement of personal or property rights of any kind whatsoever.

Section 9.2.                                Insurance

(a)                                  Required Coverage - During the term of this Agreement, Industry shall maintain, at its own cost and expense, a Comprehensive General Liability Policy in an amount of not less than $1,000,000.00 single limit coverage, and for matters of liability arising from the existence and use of the Project Facility, shall name the Municipality and WisDOT, their officers, employees, and agents as additional insureds on all Primary and Excess Comprehensive General Liability insurance documents. Industry shall, in addition, maintain and keep in force worker’s compensation and employer’s liability insurance, to the extent, if any, that worker’s compensation and employer’s liability is not covered under the Comprehensive General Liability Policy.

(b)                                 Validation of Coverage and Notice of Cancellation - Upon initial inclusion of the Municipality and WisDOT as additional insureds and on each renewal of insurance coverage required by Section 9.2(a), the insurance carrier shall provide to the Municipality and WisDOT written documentation from the insurance carrier or its authorized representative of the terms and effective date of coverage. In the event of insurance coverage suspension or insurance cancellation by any insurance carrier, both the insurance carrier and Industry shall provide the Municipality and WisDOT with notification of such suspension or cancellation of insurance coverage required by Section 9.2(a) no less than 10 days prior to such suspension or cancellation.

(c)                                  Reporting of Incidents and Claims - During the term of this Agreement, any damage or injury to person or property occurring on the Project Facility or from the operation of the equipment of Operator or Industry or by the employees of Operator or Industry (herein referred to as an “incident”) shall be reported to the Municipality and WisDOT at such time as said incident is reported to any regulatory agencies or Industry’s insurance carrier. Industry and Operator shall forthwith furnish the Municipality and WisDOT with copies of any notice of injury or claim of damage made to Industry or Operator.  Thereafter, Industry and Operator shall provide the Municipality and WisDOT access to copies of any further instruments, reports and records involving such matter and shall report, at least quarterly, to the Municipality and WisDOT as to further happenings regarding the incident including the final disposition of the matter. Notice of court dates shall be given to the Municipality and WisDOT upon receipt.

ARTICLE 10.0 - GENERAL CONDITIONS

Section 10.1.                         Choice of Law

This Agreement shall be interpreted in accordance with the statutes and laws of the United States of America and the State of Wisconsin. Interpretation may be had in any court of record of the County of Columbia.

Section 10.2.                         Notice

(a)                                  Any notice required or permitted under this Agreement shall be personally served or mailed by certified United States mail, return receipt requested, postage prepaid, to the following addressed persons at the following addresses and to such other persons and addresses as the following persons shall direct by notice pursuant to this Section:

Town of Randolph	United Wisconsin Grain Producers, LLC
W1441 Vaughn Road	Post Office Box 247
Cambria, WI 53923	Friesland, WI 53935-0247

(b)                                 Any notice provided under Section 10.2(a) shall be provided to the following by first class mail.

Director, Bureau of Railroads & Harbors	President
WI Dept. of Transportation	Union Pacific Railroad Company
P.O. Box 7914	1416 Dodge Street
Madison, WI 53707-7914	Omaha, NB 68179

Section 10.3.                         Transfer of Rights Under This Agreement

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto. Industry’s or Operator’s rights hereunder shall not be assignable whether by way of assignment, sublease, license or otherwise, directly or indirectly without the Municipality’s prior, written consent.

Section 10.4.                         Severability

If any term, covenant, condition or provision (or part thereof) of this Agreement, or the application thereof to any party or circumstance, shall at any time or to any extent be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision, or remainder thereof, to parties or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

Section 10.5.                         Amendment, Consents and Approvals

(a)                                  No term or provision of this Agreement, or any of its attachments, may be changed, waived, discharged or terminated, except by an instrument in writing signed by both parties to this Agreement.

(b)                                 Consents and approvals required under this Agreement and interpretation of this Agreement may be made or granted by letter from one party to the other party hereunder or by an exchange of letters between the parties.

Section 10.6.                         Officials

(a)                                  Officials authorized to execute amendments or modifications to this Agreement on behalf of the Municipality are the Town Chairman and the Town Clerk.

(b)                                 Officials authorized to execute amendments or modifications to this Agreement on behalf of Industry are the President and Secretary.

Section 10.7.                         Handicapped

No otherwise qualified handicapped individual in the United States, as defined in Section 706(7) of Title 29 USC, and subchapter II of Chapter 111, Wis. Stats., shall solely by reason of the individual’s handicap, be excluded from the participation in, be denied the benefits of, or be subjected to discrimination under any program or activity receiving benefits under this Agreement.

Section 10.8.                         Environmental Protection

(a)                                  Industry agrees to conduct work under this Agreement in compliance with all applicable Wisconsin Environmental requirements. Industry will complete a Wisconsin Department of Transportation Programmatic Environmental Report and provide WisDOT with copies of approval letters from the Wisconsin Department of Natural Resources, the Wisconsin State Historical Society, or other state or federal agency who may have reviewed thus project for environmental reasons, prior to execution of this Agreement by WisDOT.  This report and letters shall become part of this Agreement.

(b)                                 Facilities or equipment shall not be acquired, constructed, or improved as a part of the Project Facility unless such facilities or equipment are designed and equipped to limit water and air pollution in accordance with all applicable state and federal standards, statutes, and regulations.

(c)                                  Operations shall be conducted in compliance with all the requirements of Section 114 of the Clean Air Act, 42 USC sec. 7414, and Section 308 of the Federal Water Pollution Control Act, 33 USC 1318, and all applicable regulations issued under said Acts.

(d)                                 Industry certifies that no facilities, which will be utilized or improved as part of the Project Facility, are listed on the Environmental Protection Agency (“EPA”) List of Violating Facilities (“List”).

(e)                                  Industry shall notify the Municipality as soon as it, the Operator or any subcontractor receives any communication from the EPA indicating that any facility which will be utilized or improved as part of the Project Facility is under consideration to be listed on the EPA List.

Section 10.9.                         Prohibited Interests/Conflicts of Interest:

(a)                                  Neither Municipality, Industry nor Operator, nor any of their subcontractors shall enter into any contract, subcontract, or agreement in connection with the project or any property included or planned to be included in the Project Facility in which any director, officer or employee of Municipality during his or her tenure or for one (1) year thereafter has any interest, direct or indirect, except as permitted under Sec. 946.13(2), Wis. Stats. (2001-2002).

(b)                                 No director, officer, or employee of Municipality, during his or her tenure or for one (1) year thereafter shall have any interest, direct or indirect, in this contract or the proceeds thereof except as permitted under Sec. 946.13(2), Wis. Stats. (2001-2002).

(c)                                  No subcontractor of Municipality or Industry may enter into any contract, subcontract or other arrangements which may affect the activities for which assistance is available to the Municipality under the TEA-Rail Agreement if any director, officer, any key salaried employee or official, or any member of the immediate family of one of the foregoing has any material interest in said Agreement.

(d)                                 The provisions of this subsection shall not be applicable to any agreement between Municipality or Industry and its fiscal depositories or to any agreement for utility services for which rates are fixed by government regulation.

Section 10.10.                  Non-Discrimination

(a)                                  In connection with the performance of work under this Agreement or the TEA-Rail Agreement, Industry agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in Sec. 51.01(5), Wis. Stats., sexual orientation or national origin.  This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.  Except with respect to sexual orientation, the contractor further agrees to take affirmative action to ensure equal employment opportunities. Industry agrees to post in conspicuous places, available for employees and applicants for employment, notices setting forth the provisions of the nondiscrimination clause.

(b)                                 Municipality shall comply with the following laws, policies, regulations and pertinent directions as may be applicable and will require their subcontractors through contractual agreement to similarly comply

(i)                                     Title VI of the Civil Rights Act of 1964, 78 Stats. 252, 42 U.S.C. 2000d et seq.

(ii)                                  Subchapter II of Chapter 111, Wis. Stats.

(iii)                               Section 16.765, Wis. Stats.

(c)                                  Municipality in the procurement process, shall not discriminate against minority owned or operated firms qualified to bid and perform on contracts, subcontracts, or materials procurement connected with the work performed under this Agreement or the TEA-Rail Agreement.

Section 10.11.                  Assurance

Municipality shall require its construction contractor to acquire a performance and payment bond or an irrevocable letter of credit in the full amount of the grant to the Municipality under the TEA-Rail Agreement in favor of Municipality for the duration of the construction work set forth under said Agreement.

Section 10.12.                  Specific Performance

The Municipality shall have the right, as provided by law, to require specific performance by Industry of Industry’s obligations under this Agreement.  This right may be asserted at any time after thirty (30) days of the Municipality notifying Industry of its obligation to perform.

Section 10.13.                  Entire Agreement

This Agreement and the attachments hereto contain the entire agreement of the parties and supersede any and all prior agreements or oral understandings between the parties.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date and year designated in this Agreement.

TOWN OF RANDOLPH

WITNESS:	/s/ Brad Bruxvoort	By:	/s/ David Hughes
David Hughes, Town Chairman

WITNESS:	/s/ Brad Bruxvoort	By:	/s/ Rodney Kok
Rodney Kok, Town Clerk

UNITED WISCONSIN GRAIN
PRODUCERS, LLC

WITNESS:	/s/ Suzanne Wendt	By:	/s/ Kevin Roche
		*	President

WITNESS:	/s/ Suzanne Wendt	By:	/s/ Bob Lange
		*	Sect.

FUA

Agreement No.               6723-00-51

ATTACHMENT I

TRANSPORTATION ECONOMIC ASSISTANCE JOB GUARANTEE

DT1236	Wisconsin Department of Transportation

TRANSPORTATION ECONOMIC ASSISTANCE

JOB GUARANTEE

The TOWN OR RANDOLPH, COLUMBIA COUNTY, hereby agrees to authorize inclusion and be bound by this repayment provision in the Project Agreement that will be executed between the applicant and the Wisconsin Department of Transportation as part of the Department’s approval of the applicant’s request for assistance under the Transportation Facilities Economic Assistance and Development (TEA) program.

The VILLAGE OF CAMBRIA agrees, in this repayment provision, to reimburse the Department up to the full grant amount if employment within the economic development project (RANDOLPH (TOWN)/UNITED WISCONSIN GRAIN PRODUCERS. LLC MINI RAIL YARD CONSTRUTION) fails to meet the following goals: (1) expansion of employment by 32 jobs in three years after A Rail Project Agreement is executed; and, (2) retention of these 32 jobs for another 4 years (verifications to be made at 3 and 7 years after Rail Project Agreement is executed).

For purposes of this provision, a job is defined to be consistent with Trans. 510 of the Wisconsin Administrative Code.  It will include all new non-retail jobs and exclude jobs obtained through geographic job transfers within Wisconsin except those that would be lost to the state. Eligible jobs may include full time equivalents (FTE’s).

If the job guarantee is not satisfied, the Department will evaluate the job benefits that have been obtained in order to determine if reimbursement of either the full grant amount or reimbursement of a reduced amount based on a prorated share related to the number of jobs that have materialized as a result of the economic development project is appropriate.

The full grant amount involved here, of which partial or total reimbursement may be required, is $160,000.

/s/ Frank J. Busalacchi	/s/ Dave Hughes
(Name)	(Name)

FRANK J. BUSALACCHI	DAVE HUGHES
SECRETARY,	CHAIRMAN
WISCONSIN DEPARTMENT	TOWN OF RANDOLPH 53935-0247
OF TRANSPORTATION

9-15-04	8-23-04
(Date)	(Date)

FUA

Agreement No.               6723-00-51

ATTACHMENT II

RAILROAD SPUR EASEMENT AGREEMENT

RAILROAD SPUR
EASEMENT AGREEMENT

Name & Return Address:
Attorney Lan Waddell
WADDELL OF COLUMBUS, SC
P. O. Box 407
Columbus, WI 53925

Parcel Identification Numbers: 535.01, 535.02

Railroad Spur Easement Agreement (“Agreement”) effective as of                              , 2004 by and between United Wisconsin Grain Producers, LLC (“UWGP”) and Town of Randolph, a municipal corporation (“Town”).

RECITALS

A.                                   UWGP is the fee simple owner of certain real property in the Town of Randolph, Columbia County, State of Wisconsin, more particularly described as follows:

Lots 1 and 2, Certified Survey Map No. 4050; being part of the NW ¼ NW ¼ of NE ¼ NW ¼, the SE ¼ NW ¼ of SW ¼ NW ¼, Section 27, Township 13 North, Range 12 East, Town of Randolph, Columbia County, Wisconsin (the “Property”).

B.                                     Town and Wisconsin Department of Transportation are parties to a Transportation Economic Assistance Agreement-Rail (“TEA-Rail”), Identification No. 6723-00-51, that contains the terms and conditions of a Transportation Economic Assistance-Rail grant to Town for construction by Town of an industrial railroad spur on the Property (“Project Facility”).

C.                                     Pursuant to a Facility Use Agreement between Town and UWGP dated                             , 2004 (“FUA”), UWGP is to furnish to Town a track easement for the right to construct and operate the Project Facility on the following described portion of the Property (“Easement Area”):

See attached Railroad Easement LEGAL DESCRIPTION.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                       Grant of Easement.  UWGP grants to Town a perpetual easement and right-of-way for the purposes of facilitating the Project Facility on and over the Easement Area and for the purpose of UWGP gaining access to and from the railroad track owned by Union Pacific Railroad Company

(or its successor) (“Easement”), pursuant to the FUA and TEA-Rail. Town agrees to construct the Project Facility no later than June, 2005 (the “Final Completion Date”). This Easement shall terminate upon termination of the FUA or TEA Rail.

2.                                       Temporary Construction Easement.  During the period of construction or installation of the Project Facility on and over the Easement Area, Town shall have a temporary construction easement over those portions of the Property located within sixty (60) feet of the Easement Area for the purpose of transporting equipment and materials in connection with the construction or installation of the Project Facility on the Easement Area (“Temporary Construction Easement”). The Temporary Construction Easement shall expire on the earlier of (a) completion of the Project Facility as contemplated in Section 1, above; or (b) the Final Completion Date as specified in Section 1, above.

3.                                       Consistent Uses Allowed.  UWGP shall have the right to use the Project Facility and reserves the right to use the Easement and the Temporary Construction Easement for purposes that will not interfere with Town’s enjoyment of the Easement rights granted in this Agreement.

4.                                       Restoration of Surface.  Town shall restore the surface disturbed by any construction or maintenance of any equipment located within the Easement or the Temporary Construction Easement to its condition before the disturbance.

5.                                       Covenants Run with Land.  All of the terms and conditions in this Agreement, including the benefits and burdens, shall run with the land and shall be binding upon, inure to the benefit of, and be enforceable by UWGP and Town and their respective successors and assigns. Except as otherwise provided in the FUA, the party named as UWGP in this Agreement and any successor or assign to UWGP as fee simple owner of the Property shall cease to have any liability under this Agreement with respect to facts or circumstances arising after the party has transferred its fee simple interest in the Property.

6.                                       No Public Dedication.  Nothing in this Agreement shall be deemed to be a gift or dedication of any portion of the easements granted under this Agreement to the general public.

TOWN OF RANDOLPH		UNITED WISCONSIN GRAIN PRODUCERS, LLC

By:	/s/ David Hughes	By:	/s/ Kevin Roche
	David Hughes, Town Chairman	*	President

By:	/s/ Rodney Kok	By:	Bob Lange
	Rodney Kok, Town Clerk	*	Sect.

Subscribed and sworn to before me this 4th day, October, 2004 by the above named person(s) David Hughes and Rodney Kok		Subscribed and sworn to before me this 4th day, October, 2004 by the above named person(s) Kevin Roche – President and Bob Lange – Secretary
Notary Public, State of Wisconsin		Notary Public, State of Wisconsin
My commission expires 4/22/07		My commission expires 5/25/08

This Instrument was Drafted by:

Attorney Lan Waddell

WADDELL OF COLUMBUS, SC

P.O. Box 407

Columbus, WI 53925

2

Railroad Easement

LEGAL DESCRIPTION

United Wisconsin Grain Producers

Friesland, Wisconsin

Part of the Northwest quarter of Section 27, Township 13 North, Range 12 East, Township of Randolph, Columbia County, Wisconsin, described as follows:

An easement for railroad spur track and rail car storage yard described as follows;

Commencing at the Northwest corner of said Section 27,

thence N 87°56’05” E along the North line of the Northwest quarter of said section, a distance of 1705.36 feet to a point on the Union Pacific’s Westerly right of way line and also being the POINT OF BEGINNING, thence S 4°40’37” E, a distance of 949.88 feet,

thence S 11°49’47” E, a distance of 763.02 feet,

thence S 32°48’59” E , a distance of 231.63 feet,

thence S 26°08’07” E, a distance of 143.89 feet,

thence N 11°50’11” W, a distance of 2061.20 feet to the POINT OF BEGINNING.

Said easement contains 165,282 square feet or 3.79 acres.

This easement shall continue in force indefinitely and shall terminate upon termination of the TEA-Rail Agreement with respect to the above described land entered into and between the Town of Randolph and the Wisconsin Department of Transportation.

FUA

Agreement No.               6723-00-51

ATTACHMENT III

INDUSTRY TRACK AGREEMENT

ITC Ind Dev-New Trk 05/01/01

Form Approved, AVP-Law

INDUSTRY TRACK CONTRACT

ARTICLES OF AGREEMENT

THIS AGREEMENT is made and entered into as of the      day of                 , 2004, by and between UNION PACIFIC RAILROAD COMPANY, a Delaware corporation having an address of 1400 Douglas Street, Omaha, Nebraska 68179 (hereinafter the “Railroad”), and UNITED WISCONSIN GRAIN PRODUCERS, L.L.C., a Wisconsin limited liability company, to be addressed at Post Office Box 247, Friesland, Wisconsin 53935 (hereinafter the “Industry”).

RECITALS:

The Industry desires the construction, maintenance and operation of a 2,150-foot spur Track A, 1,300-foot spur Track C, 2,062-foot double-ended Track D, 1,795-foot double-ended Track E, 1,546-foot double-ended Track F, 1,310-foot double-ended Track G and future 1,310-foot double-ended Track H (hereinafter collectively “Track”) at or near Milepost 251.1, Adams Subdivision, in Friesland, Columbia County, Wisconsin, shown on the attached Drawing No. W10033 dated July 21, 2004, marked Exhibit A, hereto attached and hereby made a part hereof.

AGREEMENT:

NOW, THEREFORE, IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

Article 1.                                                TRACK IDENTIFICATION MARKERS.

For the purpose of this Agreement, the following segments of the Track shall be identified as follows:

Track A:

Engineering Station 0+00 -	the initial switch connection or sometimes referred to as the point of switch.

Engineering Station 1+74 -

the initial 13-foot clearance point of the track. It is the point on the track where a rail car either being moved or stored on the track will not interfere with the movement of other rail cars on adjacent main, branch or lead trackage owned by the Railroad.

Engineering Station 5+01 -	the point on the track that intersects the property line or right-of-way boundary line of the Railroad.

Engineering Station 21+50 -	the end of Track A.

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Track D:

Engineering Station 0+00 -	the initial switch connection.
Engineering Station 16+51 -	the right-of-way boundary line of the Railroad.
Engineering Station 18+88 -	the southerly 13-foot clearance point.
Engineering Station 20+62 -	the end of Track D.

Article 2.                                                INDUSTRY-SUPPLIED TRACK MATERIAL.

The Industry, at its expense, will furnish loose materials obtained from a Railroad-approved vendor, for one new No. 11 136-lb. right-hand turnout and one new No. 11 136-lb. left-hand turnout, for assembly and installation by Railroad forces.

Article 3.                                                CONSTRUCTION COST; PAYMENT.

A.                                   Upon the execution of this Agreement, the Industry shall pay the Railroad the sum of TWO HUNDRED FIFTY THOUSAND TWO HUNDRED FIFTY-THREE DOLLARS ($250,253.00), which is the firm cost to the Industry for construction of that portion of the Track to be constructed by the Railroad, as described in Article 4.

B.                                     The Railroad reserves the right to change construction costs and design of the Track if construction is not started by the Railroad within six (6) months of the date of this Agreement due to delays imposed by the Industry.

Article 4.                                                PORTIONS OF TRACK TO BE CONSTRUCTED BY RAILROAD.

The Railroad, in consideration of payment by Industry of the amount stated in Article 3 of this Agreement, will perform the following work:

1.                                       Construct 174 track feet of Track A including one No. 11 136-lb. right-hand turnout supplied by the Industry, and install a switch circuit controller at or near Milepost 251.1.

2.                                       Construct 174 track feet of Track D including one No. 11 136-lb. left-hand turnout supplied by the Industry, and install a switch circuit controller at or near Milepost 251.69.

3.                                       Relocate signal pole line underground and perform other signal work as required.

Article 5.                                                PORTIONS OF TRACK TO BE CONSTRUCTED BY INDUSTRY.

A.                                   The Industry, at its own expense and subject to the prior approval of the Railroad, will perform all grading and install all necessary drainage facilities required in connection with the construction of the Track to the standards and satisfaction of the Railroad, and arrange to modify any overhead and/or underground utilities to meet Railroad specifications.

B.                                     The Industry, at its own expense, will also perform the following work:

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1.                                       Construct the remainder of Track A and install a sliding derail with wheel crowder at or near Engineering Station 2+54 and a bumper at the end of the track.

2.                                       Construct all of Track C including one No. 8 turnout.

3.                                       Construct the remainder of Track D including one No. 8 turnout and install a sliding derail with wheel crowder at or near Engineering Station 18+08.

4.                                       Construct all of Track E, Track F, Track G, and future Track H including two No. 8 turnouts for each track.

Article 6.                                                RIGHT-OF-WAY AND PRIVILEGE.

The Industry shall procure any needed right-of-way, public authority or permission for construction, maintenance and operation of the Track outside the limits of the Railroad’s right-of-way. The Industry shall pay any fees or costs imposed by any public authority or person for the privilege of constructing, maintaining and operating the Track.

Article 7.                                                GRANT OF RIGHT; USE AND OPERATION OF THE TRACK.

A.                                   During the term hereof and subject to the terms and conditions set forth in this Agreement, Railroad hereby grants to Industry the right, at Industry’s sole cost and responsibility, to construct, own, keep, maintain, repair and use Industry’s private section of Track where located on and along Railroad’s right-of-way.

B.                                     The Railroad shall operate the Track subject to any applicable tariffs or rail transportation contracts and the terms of this Agreement, but the Railroad shall not be obligated to operate or maintain the Track (and the Industry shall not have any claim against the Railroad) if the Railroad is prevented or hindered from doing so by the Industry’s breach or by acts of God, public authority, strikes, riots, labor disputes, or other cause beyond its control. The Railroad shall have the right to use the Track when not to the detriment of the Industry.

C.                                     The Industry shall bear the cost of any modifications to the Railroad’s tracks, structures and communication facilities, other than track changes connected with the initial switch connection, required by the construction, reconstruction or operation of the Track.

D.                                    The use and operation of the Track shall also be in accordance with the terms and conditions set forth in Exhibit B, hereto attached and hereby made a part hereof.

Article 8.                                                OWNERSHIP OF THE TRACK.

A.                                   The Railroad shall own the portion of Track A from the point of switch to the 13-foot, clearance point at Engineering Station 1+74, and the portion of Track D from the 13-foot clearance point at Engineering Station 18+88 to the end of Track D (hereinafter “Railroad-owned Track”).

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B.                                     The Industry shall own the portion of Track A from the 13-foot clearance point to the end of the track, all of Track C, the portion of Track D from the point of switch to the 13-foot clearance point at Engineering Station 18+88, and all of Track E, Track F, Track G and future Track H (hereinafter “Industry-owned Track”).

Article 9.                                                MAINTENANCE OF THE TRACK STRUCTURE (RAIL,
TIES, BALLAST. OTHER TRACK MATERIAL).

A.                                   The Railroad, at its expense, shall maintain the track structure for the portion of Railroad-owned Track.

B.                                     The Industry, at its expense, shall maintain the track structure for the portion of Industry-owned Track.

Article 10.                                          MAINTENANCE OF RIGHT-OF-WAY
AND TRACK APPURTENANCES.

A.                                   The Railroad, at its expense, shall maintain the right-of-way and track appurtenances for the portion of Railroad-owned Track.

B.                                     The Industry, at its expense, shall perform the following maintenance of the right-of-way and track appurtenances for the portion of Industry-owned Track:

1.                                       Remove snow, ice, sand and other substances and maintain drainage and grading as needed to permit safe operation over the portion of Industry-owned Track.

2.                                       Maintain all appurtenances to the portion of Industry-owned Track (other than an automatic signal system), including without limitation, gates, fences, bridges, undertrack unloading pits, loading or unloading devices and warning signs above, below or beside the track.

Article 11.                                          INDUSTRY TO GIVE NOTICE: FLAGGING.

Prior to entering Railroad’s right-of-way or other property for the purpose of performing any construction, maintenance, repair or reconstruction of the Track as set forth in this Agreement, and/or constructing additional track segments connecting to the Track, the Industry and/or its contractors are required to notify the Railroad’s local Director-Track Maintenance, in writing, at least ten (10) working days in advance of such work, so that the Railroad may, in the event it deems necessary, arrange for flagging or other protection as required. Any such flagging or other protection furnished by Railroad will be at Industry’s sole cost and expense.

Article 12.                                          CONSTRUCTION, MAINTENANCE AND REPAIRS BY
INDUSTRY TO CONFORM TO RAILROAD STANDARDS.

A.                                   Track construction, maintenance and repair work performed by the Industry shall conform to the Railroad’s standards. If, in the judgment of the Railroad, any

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portion of the Track is non-conforming and/or unsafe for railroad operations, the Railroad shall not be obligated to operate over the Track.

B.                                     The Railroad, at the Industry’s expense, shall have the right, but not be required, to make repairs on the Industry-owned Track when requested by the Industry or when necessary to operate the Track safely.

Article 13.                                          NON-DISCLOSURES CONFIDENTIALITY.

Except to the extent that disclosure of information contained in this Agreement is required by law, the contents of this Agreement shall not be disclosed or released by any party without the written consent of all other parties to this Agreement.

Article 14.                                          TERM.

This Agreement shall take effect as of the date of this Agreement and shall continue in full force and effect until terminated as herein provided.

Article 15.                                          CONSENT OF THE RAILROAD TO
CERTAIN FACILITIES OR OPERATIONS.

The Railroad hereby consents to:

A.                                   the construction, maintenance and operation by the Industry of an ethanol loadout facility at Engineering Station 7+51 of Track C as shown on Exhibit A;

B.                                     the performance by the Industry of intraplant switching over the portion of Track A from the derail at Engineering Station 2+54 to the end of the track, over all of Track C, over the portion of Track D from the point of switch to the derail at Engineering Station 18+08, and over all of Tracks E, F, G and H, and this consent shall constitute written consent as required in Section 1(e) of Exhibit B;

subject to the terms, provisions and conditions set forth in this Agreement and to any prior regulatory approval that may be needed.

Article 16.                                          INSURANCE.

A.                                   The Industry, at its expense, shall obtain the insurance described in Exhibit C, hereto attached and hereby made a part hereof, and provide a certificate(s) of insurance certifying to the effectiveness of such insurance to the address shown in Paragraph C below.

B.                                     If the Industry uses the Track to store and/or handle hazardous materials, the Industry, in addition to the other endorsements to be obtained by Industry as provided in Exhibit C, must also ensure that the Commercial General Liability insurance policy contains a Designated Premises Pollution Coverage (CG00-39) endorsement. Evidence of the endorsement must also be indicated on the certificate of insurance provided to the Railroad.

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C.                                     All insurance certificates and correspondence shall be addressed and sent to:

Union Pacific Railroad Company

Real Estate Department

1400 Douglas Street – Stop 1690

Omaha, NE 68179-1690

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the date first herein written.

UNION PACIFIC RAILROAD COMPANY

	By	/s/ Steven J. McLaws
General Director – Industrial Development

Witness:	UNITED WISCONSIN GRAIN
PRODUCERS, L.L.C.

/s/ Suzanne Wendt	By	/s/ Kevin Roche
	Printed Name	Kevin Roche
	Title	President

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EXHIBIT "A"
TO CLYMAN JUNCTION
UNION PACIFIC RAILROAD MAINLINE
WORK BY UP FORCES
WORK BY PRIVATE CONTRACTOR
STA 18+85.298 13'CLEARANCE POINT
STA 18+08.000 SLIDING DERAIL WITH WHEEL CROWDER
STA 17+38.550 OVERHEAD SIGNAL LINE
STA 16+54.070 BR NDR LINE
STA 15+86.920 120'LONG 24" DCP CLASS V CULVERT
PT STA 15+28.530
END OF TRACK STA 13+00C
PC STA 13+65.210
END OF TRACK STA 21+50A
PTSto 17+95.043
PCSto 17+03.580
PCSto 11+21.49
COOLING TOWER EXPANSION
FUTURE TRACK "B"
TRK "A"+1976'
MATCH LINE
SCALE IN FEET
100
0
100
200
KEY RAILROAD DEVELOPMENT, LLC
FIBER OPTIC CABLE
UNION PACIFIC
DRAWN BY: DJB
DATE: 7/21/04
SCALE: As Noted
CAD FILE: EXHIBITA2
DRAWING NO.: 2 OF 2
REVISION # BY DATE DESCRIPTION
LEGEND:
Existing Railroad Owned Trackage
Proposed Railroad Owned Trackage
Existing Industry Owned Trackage
Proposed Industry Owned Trackage
Future Industry Owned Trackage
Fiber Optic Cable
Railroad Right Of Way
Fence
UNION PACIFIC RAILROAD
FRIESLAND, COLUMBIA CO. WISCONSIN
PROPOSED TRACK MODIFICATIONS SERVING UNITED WISCONSIN GRAIN PRODUCERS

SCOPE OF WORK
WORK BY UPRR:
INSTALL 348 T.F. INCL. 1-#11 RH T/O 136# AND 1-#11 LH T/O 136#
WORK BY CONTRACTOR:
INSTALL 10,000 T.F. INCL.
4-#8 RH T/O 112#, 4-#8 LH T/O 112#,
2-SLIDING DERAIL WITH WHEEL CROWDER AND
2-EARTHEN BUMPER
WORK BY PRIVATE CONTRACTOR
WORK BY UP FORCES
TO CLYMAN JUNCTION
TO DALTON
UNION PACIFIC RAILROAD MAINLINE
STA 7+08.114
74'LONG 36" RCP
CLASS V CULVERT
STA 5+01.81A
RR ROW LINE
STA 3+21.20A
OVERHEAD SIGNAL LINE
STA 2+54.00A
SLIDING DERAIL WITH
WHEEL CROWDER
STA 1+74A
CLEARANCE POINT
100 0 100 200
SCALE IN FEET
EXHIBIT "A"
KEY
RAILROAD
DEVELOPMENT, LLC
FIBER OPTIC CABLE
UNION PACIFIC
DRAWN BY: DJB
DATE: 7/21/04
SCALE: As Noted
CAD FILE: EXHIBITA1
DRAWING NO.: 1 OF 2
UNION PACIFIC RAILROAD
PROPOSED TRACK MODIFICATIONS SERVING
UNITED WISCONSIN GRAIN PRODUCERS

ITC Ind Dev-New Trk 05/01/01	Exhibit B
Form Approved, AVP-Law

Section 1.                                            SAFETY.

(a)                                  Clearances/Impairments.  The Industry shall not permit or maintain any building, platform, fence, gate, vehicle, or other structure, obstruction or material of any kind, closer to the Track than the standard clearances of the Railroad without the prior written consent of the Railroad. The standard clearances of the Railroad are (i) horizontally, nine (9) feet from the centerline of the Track, and (ii) vertically, twenty-three (23) feet above the top of the rail of the Track. For any portion of the Track that is curved, the standard horizontal clearance shall be increased one and one-half inches for each degree of curvature. All doors, windows and gates shall be of the sliding type or open away from the Track if opening them toward the Track would impair clearances. Any moveable appliance, including, but not limited to, dock plates and loading or unloading spouts or equipment, that impairs the standard clearances only when in use, shall be securely stored or fastened by the Industry when not in use so as to not impair such clearances. If greater clearances are required by the National Electrical Safety Code or by statute, regulation or other competent public authority, the Industry shall comply therewith and shall obtain any necessary public authority and Railroad consent to impair clearances before creating an impairment. Any structure, material or other obstruction (whether in use or not) which is closer to the Track than the Railroad’s standard clearances or applicable public authority, whichever distance is greater, shall be considered an impairment, whether or not consented to or permitted by the Railroad or public authority.

(b)                                 Facilities.  The Industry shall not construct, locate, maintain or permit the construction or erection of any pits, loadout facilities, buildings, private crossings, beams, pipes, wires, or other obstructions or installations of any kind or character (hereinafter “Facilities”) over or under the Track without the prior written consent of the Railroad.

(c)                                  Walkways.  The Industry, at its expense, shall provide and maintain a clear and safe pathway for Railroad employees along both sides of the Track beyond the clearance point. If walkways are required by statute or regulation, the Industry, at its expense, shall ensure that walkways are built and maintained to conform with such statute or regulation.

(d)                                 Industry to Train and Oversee Employees.  The Industry shall have a non-delegable duty and responsibility to train and oversee its employees and agents as to proper and safe working practices while performing any work in connection with this Agreement, or any work associated with the Railroad serving the Industry over the Track.

(e)                                  Intraplant Switching.  The Industry shall not perform, permit or cause intraplant switching without the prior written consent of the Railroad. Intraplant switching means the movement of rail cars on the Track by the Industry by any method and includes the Industry’s capacity to move rail cars, whether before, during or after any such movement, except as allowed by Article 15 of this Agreement.

(f)                                    Standards.  The Industry shall comply with all applicable ordinances, regulations, statutes, rules, decisions and orders including, but not limited to, safety, zoning, air and water quality, noise, hazardous substances and hazardous wastes (hereinafter “Standards”) issued by any federal, state or local governmental body or agency (hereinafter “Authority”). lf the Industry is not in full compliance with any Standards issued by any authorized Authority, the Railroad, after notifying the Industry of its noncompliance and the Industry’s failure within twenty days of such notice to correct such noncompliance, may elect to take whatever action is necessary to bring the Track and any Railroad property into compliance with such Standards; PROVIDED, HOWEVER, that if Industry’s failure to comply with Standards interferes with, obstructs or endangers Railroad mainline or yard operations in any way, Railroad may initiate compliance action immediately. The Industry shall reimburse the Railroad for all costs (including, but not limited to, consulting, engineering, clean-up, disposal, legal costs and attorneys’ fees, fines and penalties) incurred by the Railroad in complying with, abating a violation of, or defending any claim of violation of such Standards. A waiver by the Railroad of the breach by the Industry of any covenant or condition of this Agreement shall not impair the right of the Railroad to avail itself of any remedy for any subsequent breach thereof.

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(g)                                 Railcars Containing Hazardous Materials.  If the Industry uses the Track for the purpose of shipping, receiving or storing railcars containing hazardous materials, as defined by the Department of Transportation (the “DOT”), the Industry will comply with and abide by all DOT regulations as set out in 49 Code of Federal Regulations, Parts 100-199, inclusive, as amended from time to time, and provisions contained in applicable Circular’s of the Bureau of Explosives, Association of American Railroads, including any and all amendments and supplements thereto. The term “Standards” defined in Section 1(f) shall include (but is not limited to) regulations referenced in this subsection (g).

(h)                                 Telecommunications and Fiber Optic Cable Systems.  Telecommunications and Fiber optic cable systems may be buried on the Railroad’s property. Industry shall telephone the Railroad during normal business hours (7:00 a.m. to 9:00 p.m., Central Time, Monday through Friday, except holidays) at 1-800-336-9193 (also a 24-hour, 7-day number for emergency calls) to determine if telecommunications or fiber optic cable are buried anywhere on the Railroad’s premises to be used by the Industry. If it is, Industry will telephone the telecommunication company(ies) involved, arrange for a cable locator, and make arrangements for relocation or other protection of the cable and will commence no work on Railroad’s property until all such protection or relocation has been accomplished.

(i)                                     Fire Precautions.  Industry shall not permit, place, pile, store, or stack any flammable material within ten (10) feet of centerline of the Track. Industry shall remove or otherwise control vegetation adjacent to the Track so that it does not constitute a fire hazard. Industry shall ensure that suitable firefighting equipment is available and in working order.

Section 2.                                            LIABILITY.

(a)                                  For purposes of this Section, the following definitions shall apply:

(1)                                  “Railroad”: the Railroad and its officers, agents and employees.

(2)                                  “Industry”: the Industry and its officers, agents and employees.

(3)                                  “Party”: the Railroad or the Industry.

(4)                                  “Third Person”: any individual, corporation or entity other than the Railroad or the Industry.

(5)                                  “Loss” means loss of or damage to the property of any Third Person or Party and/or injury to or death of any Third Person or Party. “Loss” shall also include, without limitation, the following associated expenses incurred by a Party: costs, expenses, the cost of defending litigation, attorneys’ fees, expert witness fees, court costs, the amounts paid in settlement, the amount of the judgment, and pre-judgment and post-judgment interest and expenses arising from analysis and cleanup of any incident involving the release of hazardous substances or hazardous wastes.

(b)                                 Except as otherwise specifically provided in this Agreement, all Loss related to the construction, operation, maintenance, use, presence or removal of the Track shall be allocated as follows:

(1)                                  The Railroad shall indemnify Industry from and against Loss arising from or growing out of the negligent acts or omissions of the Railroad.

(2)                                  The Industry shall indemnify Railroad from and against Loss arising from or growing out of the negligent acts or omissions of the Industry or arising from:

(i) any impairment of the Track by Industry as described in Section 1(a);

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(ii)                                  the Industry’s failure to construct or adequately maintain pathways or walkways as required by Section 1(c);

(iii)                               intraplant switching as defined by Section 1(e);

(iv) the Industry’s failure to comply with Standards, as required by Section 1(f); or

(v) any explosion or leakage or evaporation of hazardous substances or hazardous wastes shipped, received or stored by Industry resulting from Industry’s failure to comply with DOT and other applicable regulations as set forth in Sections 1(f) and 1(g) of Exhibit B.

(3)                                  Subsection 2(b)(2), subparagraphs (i) through (v), apply regardless of whether the Railroad had notice of, consented to, or permitted the aforesaid impairments, failures, noncompliance with Standards, wastes or substances, and whether or not the Railroad or a Third Person contributes to cause the Loss.

(4)                                  Except as otherwise more specifically provided in this Agreement, Railroad and Industry shall pay equal parts of the Loss that arises out of the joint or concurring negligence of the Railroad and the Industry, whether or not the acts or omissions of a Third Person contribute to cause the Loss; PROVIDED, however, that nothing in this Agreement to the contrary shall be construed as impairing the right of either party to seek contribution or indemnification from a Third Person.

(5)                                  Industry expressly and specifically assumes potential worker’s compensation liability under this subsection (b) for claims or actions brought by Industry’s own employees, subject to all defenses. Industry waives any immunity it may have under worker’s compensation or industrial insurance acts to indemnify Railroad for claims falling under subsection 2(b)(2).  Industry acknowledges that this waiver was mutually negotiated by the parties hereto.

(6)                                  No court or jury findings in any employee’s suit pursuant to any worker’s compensation act or the Federal Employer’s Liability Act against a party to this Agreement may be relied upon or used by Industry in any attempt to assert liability against Railroad.

Section 3.                                            REARRANGEMENT OF TRACK; ADDITIONAL TRACKAGE.

(a)                                  The Railroad may rearrange or reconstruct the Track or modify its elevation in order to develop or change nearby Railroad property or tracks, provided that the Industry shall continue to have similar trackage without additional cost to the Industry. If, however, the change in the Track, or its appurtenances, is required by or as a result of any law, ordinance, regulation, or other contingency over which the Railroad has no control, the Industry shall bear the cost of the change.

(b)                                 All references in this Agreement to Track shall apply to the Track as constructed, even if it differs or varies from its depiction on Exhibit A. References in this Agreement to Track shall also apply to rearrangements, reconstructions, extensions or additions to the Track.

Section 4.                                            PAYMENT OF BILLS; ASSIGNABLE COSTS.

(a)                                  Bills for expenses properly chargeable to the Industry pursuant to this Agreement shall be paid by the industry within thirty days after presentation by the Railroad except as otherwise provided. Bills not paid within thirty days shall be subject to interest at the then current rate charged by the Railroad.

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(b)                                 “Cost” or “expense” for the purpose of this Agreement shall be all assignable costs and expenses including all current Railroad cost additives. Material shall be charged at its current value when and where used. Assignable costs are any costs incurred by the Railroad that are directly or indirectly attributable to the construction, maintenance or operation of the Track that the Railroad has not specifically agreed to pay under the terms of this Agreement.

Section 5.                                            GOVERNMENTAL RESTRICTIONS.

This Agreement is made subject to all applicable laws, rules and regulations of the United States Government or any state, municipal, or local governmental authority now or hereafter in effect.

Section 6.                                            TERMINATION.

(a)                                  Industry may terminate this Agreement upon thirty (30) days’ written notice to Railroad.

(b)                                 Railroad may terminate this Agreement by sending thirty (30) days’ written notice to Industry’s last known address:

(1)                                  if Industry does not use the Track in an active and substantial way for a continuous period of six (6) months; PROVIDED, HOWEVER, that Industry has the option after receipt of such notice to pay an annual fee towards the cost of maintaining the switch connection up to the clearance point. The Railroad’s notice of termination for lack of use shall state the current amount of the annual fee and how frequently it may be adjusted. Industry may accept the option by payment of the annual fee before the termination becomes effective on the thirtieth day after notice was mailed.

(2)                                  if Industry is in default in the performance of any covenant or promise in this Agreement and continues in default for a period of thirty (30) days after receiving such notice of default from the Railroad; PROVIDED, HOWEVER, that if a default by the Industry is deemed by the Railroad to be unusually dangerous or hazardous, the Railroad may immediately suspend its performance under this Agreement during the thirty day default cure period. Such termination shall be effective on the thirty-first day after the Railroad sent notice of default if default still exists and no further notice of termination shall be required.

(3)                                  upon thirty (30) days’ written notice if continued operation of Track (including but not limited to the switch connection itself) becomes impracticable due to abandonment or embargo of rail lines, or if the continued presence of the Track would interfere with Railroad operations (including but not limited to, line changes, construction of new lines, or railroad installation of facilities). In the event Railroad terminates this Agreement pursuant to this subparagraph, Railroad shall attempt to provide Industry a substitute switch connection if such a switch connection would be reasonably practicable, could be made safely, and would furnish sufficient business to justify the cost of construction and maintenance.

(c)                                  Termination of this Agreement for any reason shall not affect any of the rights or obligations that the parties hereto may have accrued, or liabilities, accrued or otherwise, which may have arisen prior thereto.

Section 7.                                            SURRENDER UPON TERMINATION.

Upon termination of this Agreement howsoever, the Industry shall vacate and surrender the quiet and peaceable possession of any right-of-way or other property owned by the Railroad upon which the Track is located. The Railroad shall have the right to remove the portion of the Track it owns. Not later than the last day of the term of this Agreement, the Industry, at its sole cost and expense, shall (a) remove from the Railroad’s right-of-way or other property all (i) portions of the Track owned by the

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Industry, (ii) obstructions, (iii) contamination caused by or arising from the use of the Track for purposes of the Industry, Facilities (as defined in Section 1(b)) and other property not belonging to the Railroad or a third party, located thereon and (b) restore the Railroad’s right-of-way to as good a condition as the same was in before the date of this Agreement. If the Industry fails to perform such removal and restoration, or if the work performed by the Industry is not satisfactory to the Railroad, the Railroad may perform the work at Industry’s expense. Any portion of the Track owned by Industry and not removed as provided herein may, at Railroad’s election, be deemed abandoned and Railroad, at Industry’s sole cost and expense, may remove such portion(s) of the Track from Railroad’s property and dispose of same and restore Railroad’s property. If Railroad performs such track removal and/or disposal, the Industry agrees to reimburse the Railroad, within thirty (30) days of its receipt of billing from the Railroad, for all costs and expenses incurred by Railroad (less any resulting salvage value) in connection therewith.

Section 8.                                            NOTICES.

(a)                                  Any notice, consent or approval that either party hereto desires or is required to give to the other party under this Agreement shall be in writing. The notice, consent or approval shall be deemed to have been given to the Industry by serving the Industry personally or by mailing the same, postage prepaid, to the Industry at the last address known to the Railroad. Notice may be given to the Railroad by mailing the same, postage prepaid to the office of the Assistant Vice President-Real Estate, Real Estate Department, 1416 Dodge Street, Omaha, Nebraska 68179.

(b)                                 Notices involving a notice of default or termination shall be by certified mail, return receipt requested, and such notice shall be deemed given on the date deposited with the United States Postal Service.

Section 9.                                            ASSIGNMENTS USE BY THIRD PARTIES.

The Industry shall not assign this Agreement or permit use of the Track by anyone other than the Industry without the prior written consent of the Railroad. The Industry shall notify the Railroad in writing of any assignment to an affiliate prior to the effective date of the assignment. For any departure from the terms of this Section, the Railroad may terminate this Agreement. The Railroad shall not unreasonably withhold its consent to an assignment of this Agreement.

Section 10.                                      SUCCESSORS AND ASSIGNS.

Subject to the provisions of Section 9, the rights and obligations contained in this Agreement shall pass to and be binding upon the heirs, executors, administrators, successors and assigns of the parties to this Agreement.

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Track ITC Ex. C 03/01/03	Exhibit C
Form Approved, AVP-Law

UNION PACIFIC RAILROAD

CONTRACT INSURANCE REQUIREMENTS

Industrial Track

Industry shall, at its sole cost and expense, procure and maintain during the life of this Agreement the following insurance coverage:

A.                                    Commercial General Liability insurance. This insurance shall contain broad form contractual liability with a single limit of at least $3,000,000 each occurrence or claim and an aggregate limit of at least $3,000,000. Coverage must be purchased on a post 1998 ISO or equivalent form, including, but not limited to, coverage for the following:

•                                          Bodily injury including death and personal injury.

•                                          Property damage.

•                                          Fire legal liability (not less than the replacement value of the portion of the premises occupied).

•                                          Products and completed operations.

The policy shall also contain the following endorsements which shall be indicated on the certificate of insurance:

•                                          The employee and Workers’ Compensation-related exclusions in the above policy apply only to Industry’s employees.

•                                          The exclusions for railroads and explosion, collapse and underground hazard shall be removed.

•                                          Waiver of subrogation.

B.                                    Business Automobile Coverage insurance. This insurance shall contain a combined single limit of at least $5,000,000 per occurrence or claim, including, but not limited to, coverage for the following:

•                                                Bodily injury and property damage.

•                                                Any and all motor vehicles including owned, hired and non-owned.

The policy shall also contain the following endorsements which shall be indicated on the certificate of insurance:

•                                          The employee and Workers’ Compensation-related exclusions in the above policy apply only to Industry’s employees.

•                                          Motor Carrier Act Endorsement - Hazardous Materials Cleanup (MCS-90), if required by law.

C.                                    Workers’ Compensation and Employers Liability insurance including but not limited to:

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•                                          Industry’s statutory liability under the Workers’ Compensation laws of the state(s) affected by this Agreement.

•                                          Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 disease policy limit, $500,000 each employee.

If Workers’ Compensation insurance will not cover the liability of Industry in states that require participation in state Workers’ Compensation fund, Industry shall comply with the laws of such states. If Industry is self-insured, evidence of state approval must be provided along with evidence of excess Workers’ Compensation coverage. Coverage shall include liability arising out of the U.S. Longshoremen’s and Harbor Workers’ Act, the Jones Act, and the Outer Continental Shelf Land Act, if applicable. The policy shall also contain endorsement which shall be indicated on the certificate of insurance:

•                                          Alternate Employer Endorsement

D.                                    Umbrella or Excess Policies. In the event Industry utilizes umbrella or excess policies, these policies shall “follow form” and afford not less coverage than the primary policy.

Other Requirements

E.                                      Punitive damage exclusion must be deleted, which deletion shall be indicated on the certificate of insurance.

F.                                      Industry agrees to waive its right of recovery, and its insurers, through policy endorsement, agree to waive their right of subrogation against Railroad as it pertains to the insurance coverage required herein and subject to the terms of Section 2(b) of Exhibit B. Industry further waives its right of recovery, and its insurers also waive their right of subrogation against Railroad for loss of its owned or leased property or property under its care, custody and control. Industry’s insurance shall be primary with respect to any insurance carried by Railroad. All waivers of subrogation shall be indicated on the certificate of insurance.

G.                                    All policy(ies) required above (excluding Workers’ Compensation) shall provide severability of interests and shall name Railroad as an additional insured. Severability of interest and naming Railroad as additional insured shall be indicated on the certificate of insurance.

H.                                    Industry shall furnish to Railroad original certificate(s) of insurance evidencing the required coverage, endorsements, and amendments, and reference the contract audit/folder number if available. The certificate(s) shall contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing of any cancellation or material alteration. Upon request from Railroad, a certified duplicate original of any required policy shall be furnished.

I.                                         Any insurance policy shall be written by a reputable insurance company acceptable to Railroad or with a current Best’s Insurance Guide Rating of A- and Class VII or better, and authorized to do business in the state in which the Track is located.

J.                                      Industry WARRANTS that this Agreement has been thoroughly reviewed by Industry’s insurance agent(s)/broker(s), who have been instructed by Industry to procure the insurance coverage required by this Agreement and acknowledges that Industry’s insurance coverage will be primary.

K.                                    If Industry fails to procure and maintain insurance as required, Railroad may elect to do so at the cost of Industry plus a 25% administration fee.

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L.                                     The fact that insurance is obtained by Industry or Railroad on behalf of Industry shall not be deemed to release or diminish the liability of Industry, including, without limitation, liability under the indemnity provisions of this Agreement. Damages recoverable by Railroad shall not be limited by the amount of the required insurance coverage.

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